Exhibit 10.2
EXECUTION VERSION
Loan Guarantee
     This Loan Guarantee (this “Guarantee”) is made as of 30th May, 2008, by AMB Property, L.P. (“AMB LP”), a Delaware limited partnership, having an address at Pier 1, Bay 1, San Francisco, California 94111 (the “Guarantor”), for the benefit of the Facility Agent and the Lenders that are from time to time parties to that certain agreement, dated as of 30th May, 2008, among AMB Fund Management S.à r.l. acting on behalf of AMB Europe Fund I FCP-FIS as the Logistics Fund and AMB Agent, AMB LP as the Loan Guarantor, the financial institutions listed therein as Original Lenders and ING Real Estate Finance N.V. as the Facility Agent (the “AMB LP Guaranteed Facility Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the AMB LP Guaranteed Facility Agreement.
W i t n e s s e t h
     Whereas, the Lenders have agreed to make available to the Borrowers the Facility under the AMB LP Guaranteed Facility Agreement;
     Whereas, the Guarantor is or will be the direct or indirect owner of equity interests of the Borrowers;
     Whereas, as a condition to the availability of the Facility, the Facility Agent and the Lenders have required that the Guarantor execute and deliver this Guarantee; and
     Now Therefore, in consideration of the premises and the benefits to be derived from the Lenders making the Facility available to the Borrowers, and in order to induce the Facility Agent and the Lenders to enter into the AMB LP Guaranteed Facility Agreement and the other Finance Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
1.	The Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all obligations of any Borrower, in its capacity as such, in respect of all amounts outstanding from time to time under all Loans advanced to that Borrower now or hereafter existing under the Finance Documents, and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Facility Agent and the Lenders in enforcing their rights under this Guarantee (all of the foregoing obligations being the “Guaranteed Obligations”) and the amounts payable by the Guarantor hereunder shall be payable within two Business Days of demand.
2.	It is agreed that the Guaranteed Obligations of the Guarantor hereunder are primary, and this Guarantee shall be enforceable against the Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Facility Agent or any of the Lenders against any Borrower or its successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guarantee or of any notice or

EXECUTION VERSION
demand to which the Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in any Borrower’s financial condition and any other fact which might materially increase the risk to the Guarantor), all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guarantee and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the Facility Agent or any of the Lenders against any Borrower or its successors or assigns, any of the rights or remedies reserved to the Facility Agent or any of the Lenders pursuant to the provisions of the Finance Documents. The Guarantor agrees that any notice or directive given at any time to the Facility Agent or any of the Lenders which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Facility Agent and the Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee, unless the Facility Agent has specifically agreed otherwise in a writing, signed by a duly authorized officer. The Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guarantee and such waivers, the Facility Agent and the Lenders would not make the Facility available to the Borrowers.
3.	The Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Facility Agent or any of the Lenders of, this Guarantee. The Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, setoff or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Facility Agent or any of the Lenders other than the defense of the actual timely payment and performance by the applicable Borrower of the Guaranteed Obligations hereunder; provided, however, that the foregoing shall not be deemed a waiver of the Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or cross-claim of any nature whatsoever against the Facility Agent or any Lender in any separate action or proceeding. The Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guarantee are not subject to any counterclaims, offsets or defenses against the Facility Agent or any Lender of any kind.
4.	The Guarantor acknowledges and agrees that:
(a)	ING Real Estate Finance N.V. acts as agent for each of the Lenders;

EXECUTION VERSION
(b)	it will not raise as a defence (or as a part of a defence), at any time (and waives any and all rights thereto):
(i)	the agency relationship as described in (a); or

(ii)	that the loss, for which ING Real Estate N.V. may claim for in accordance with this Guarantee, is not directly incurred by ING Real Estate Finance N.V..
5.	The provisions of this Guarantee are for the benefit of the Facility Agent and the Lenders and their successors and permitted assigns, and nothing herein contained shall impair as between the Borrowers and the Facility Agent and the Lenders, as applicable, the obligations of the Borrowers under the Finance Documents.
6.	Until this Guarantee is terminated pursuant to the terms hereof, this Guarantee shall be a continuing, unconditional and absolute Guarantee and the liability of the Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, all without notice or the further consent of the Guarantor:
(a)	any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Finance Documents or the invalidity or unenforceability of any of the foregoing; or

(b)	any extension of time that may be granted by the Facility Agent to any Borrower, the Guarantor, or their respective successors or assigns, heirs, executors, administrators or personal representatives; or

(c)	any action which the Facility Agent may take or fail to take under or in respect of any of the Finance Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to the Facility Agent under this Guarantee or available to the Facility Agent at law, equity or otherwise, or any action on the part of the Facility Agent granting indulgence or extension in any form whatsoever; or

(d)	any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Facility Agent and/or the Lenders have been granted a lien or security interest to secure any indebtedness of any Borrower to the Facility Agent and/or the Lenders; or

(e)	any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by any Borrower to the Facility Agent and/or the Lenders; or

(f)	the application of any sums by whomsoever paid or however realized to any amounts owing by any Borrower to the Facility Agent and/or the Lenders under the Finance Documents in such manner as the Facility Agent shall determine in its sole discretion; or

EXECUTION VERSION
(g)	any Borrower’s or the Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of any Borrower’s or the Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting any Borrower or the Guarantor or any of the assets of any of them, including, without limitation, (i) the release or discharge of any Borrower or the Guarantor from the payment and performance of their respective obligations under any of the Finance Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of any Borrower or the Guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Finance Documents, or the Guarantor’s liability under this Guarantee, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

(h)	any improper disposition by any Borrower of the proceeds of the Loans, it being acknowledged by the Guarantor that the Facility Agent or any Lender shall be entitled to honor any request made by any Borrower for a disbursement of such proceeds and that neither the Facility Agent nor any Lender shall have any obligation to see the proper disposition by any Borrower of such proceeds.
7.	Until this Guarantee is terminated pursuant to the terms hereof, the Guarantor agrees that if at any time all or any part of any payment at any time received by the Facility Agent from any Borrower or the Guarantor under or with respect to this Guarantee is or must be rescinded or returned by the Facility Agent or any Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Borrower or the Guarantor), then the Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such party, and the Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment had never been made.
8.	Until this Guarantee is terminated pursuant to the terms hereof, the Guarantor (i) shall have no right of subrogation against any Borrower or any entity comprising the same by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor hereunder, (ii) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against any Borrower or any entity comprising same by reason of any one or more payment or acts of performance in compliance with the obligations of such the Guarantor hereunder and (iii) from and after an Event of Default, subordinates any liability or indebtedness of any Borrower or any entity comprising same now or hereafter held by such the Guarantor or any affiliate of such the Guarantor to the obligations of any Borrower under the Finance Documents. The foregoing, however, shall not be deemed in any way to limit any rights that the Guarantor may have at law or in equity with respect to any other partners, members or other interest holders of any Borrower.

EXECUTION VERSION
9.	The Guarantor and Facility Agent each acknowledge and agree that this Guarantee is a guarantee of payment and performance and not of collection and enforcement in respect of any obligations which may accrue to the Facility Agent and/or the Lenders from any Borrower under the provisions of any Finance Document.
10.	Subject to the terms and conditions of the AMB LP Guaranteed Facility Agreement relating to transfers and assignments, and in conjunction therewith, the Facility Agent or any Lender may assign any or all of its rights under this Guarantee to any person to whom it is making and permitted to make a transfer or assignment under the AMB LP Guaranteed Facility Agreement. In the event of any such assignment, the Facility Agent shall give the Guarantor prompt notice of same. If the Facility Agent elects to sell all the Loans or participations in the Loans and the Finance Documents, including this Guarantee, the Facility Agent or any Lender may forward to each purchaser and prospective purchaser all documents and information relating to this Guarantee or to the Guarantor, whether furnished by any Borrower or the Guarantor or otherwise, subject to the terms and conditions of the AMB LP Guaranteed Facility Agreement.
11.	The Guarantor agrees, upon the written request of the Facility Agent, to execute and deliver to the Facility Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Facility Agent or its counsel to cause this Guarantee to be, become or remain valid and effective in accordance with its terms, provided, that, any such modification, amendment, additional instrument or document shall not increase the Guarantor’s obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to the Guarantor and to the Guarantor’s counsel.
12.	This Guarantee and the AMB LP Guaranteed Facility Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by the Guarantor and the Facility Agent.
13.	If all or any portion of any provision contained in this Guarantee shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guarantee and the remaining provisions and portions thereof shall continue in full force and effect.
14.	This Guarantee may be executed in counterparts which together shall constitute the same instrument.
15.	All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others:

If to the Guarantor:	AMB Property, L.P.
c/o AMB Property Corporation

EXECUTION VERSION

Pier 1, Bay 1
San Francisco, California 94111
USA
Attention: General Counsel
Facsimile: +1 (415) 394-9001
Telephone: +1 (415) 394-9000

and

c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Attn: Senior Vice President
Capital Markets
Facsimile: +1 (415) 394-9001
Telephone: +1 (415) 394-9000

If to the
Facility Agent to:	ING Real Estate Finance N.V.
Schenkkade 65
2595AS ’s-Gravenhage
The Netherlands
Attention: Mario van Teijlingen
Facsimile: +31 70 341 9320
Telephone: +31 70 341 8533
Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section 15 and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, or (iii) if given by an internationally (if notices are to be sent to a different country) or nationally recognized overnight carrier, 48 hours after such communication is deposited with such carrier (72 hours in the case notices are to be sent to a different country) with postage prepaid delivery, or (iv) if given by any other means, when delivered at the address specified in this Section 15.
16.	Any acknowledgment or new promise, whether by payment of principal or interest or otherwise by any Borrower or the Guarantor, with respect to the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Facility Agent shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
17.	This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Facility Agent and the Lenders and their successors and permitted assigns.
18.	The failure of the Facility Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Facility Agent, nor excuse the

EXECUTION VERSION
Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Facility Agent must be expressly set forth in a writing signed by the Facility Agent.
19.	THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES.
(a)	Any legal action or proceeding with respect to this Guarantee and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guarantee, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address for notices set forth herein. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Facility Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(b)	THE GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTEE. IT IS HEREBY ACKNOWLEDGED BY THE GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT TO ACCEPT THIS GUARANTEE AND THAT THE LOANS MADE BY THE BANKS ARE MADE IN RELIANCE UPON SUCH WAIVER. THE GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED BY THE ADMINISTRATIVE AGENT IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

(c)	The Guarantor does hereby further covenant and agree to and with the Facility Agent that the Guarantor may be joined in any action against any Borrower in connection with the Finance Documents and that recovery may be had against the Guarantor in such action or in any independent action against the Guarantor (with respect to the Guaranteed Obligations),

EXECUTION VERSION
without the Facility Agent first pursuing or exhausting any remedy or claim against the applicable Borrower or its successors or assigns. The Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Facility Agent (wherever brought) against the applicable Borrower or its successors or assigns, as if the Guarantor was a party to such action, even though the Guarantor was not joined as a party or parties in such action.

(d)	The Guarantor agrees to pay all reasonable expenses (including, without limitation, attorneys’ fees and disbursements) which may be incurred by the Facility Agent or the Lenders in connection with the enforcement of their rights under this Guarantee, whether or not suit is initiated.
20.	Notwithstanding anything to the contrary contained herein, this Guarantee shall terminate and be of no further force or effect upon full performance and payment of the Guaranteed Obligations. Upon termination of this Guarantee in accordance with the terms of this Guarantee, (i) the Guarantor shall be released from all of its obligations hereunder and (ii) the Facility Agent promptly shall deliver to the Guarantor such documents as the Guarantor or the Guarantor’s counsel reasonably may request in order to evidence such termination.
21.	All of the Facility Agent’s rights and remedies under each of the Finance Documents or under this Guarantee are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Facility Agent.
22.	Notwithstanding any other provision in this Guarantee, the Facility Agent hereby acknowledges and agrees on behalf of Facility Agent and the Lenders that the Facility Agent and the Lenders shall not have any recourse to the constituent partners, shareholders, members or trustees of the Guarantor (nor to their respective officers, directors, partners, shareholders, members or trustees).
[Signature Page Follows]

EXECUTION VERSION
     In Witness Whereof, the parties hereto have executed and delivered this Guarantee as of the date and year first above written.

the Guarantor: AMB Property, L.P., a Delaware limited partnership
By:	AMB Property Corporation,
a Maryland corporation,
its sole general partner

By:	/s/ Tracy Abels
	Name:	Tracy Abels
	Title:	Vice President

Accepted:
ING Real Estate Finance N.V.,
as Facility Agent

By:	/s/ M. Van Teijlingen	/s/ M. C. Vincentie
	Name: M. Van Teijlingen	M. C. Vincentie
Title: Director